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                                                                   Page 83 of 95

                                  EXHIBIT 10-24

                                  ASSIGNMENT OF
                            LIMITED PARTNERSHIP UNITS

         This ASSIGNMENT OF LIMITED PARTNERSHIP UNITS (this "ASSIGNMENT"), effective as of September 16, 2002, is given by GENESEE SYRACUSE PROPERTIES, INC. a New York corporation ("ASSIGNOR"), to WESTBROOK 1993 LIMITED PARTNERSHIP, a New York limited partnership ("ASSIGNEE").

                                R E C I T A L S :

         A. Assignor is the owner of 50 partnership units (the "GENESEE UNITS") in Assignee.

         B. Assignor has agreed to assign to Assignee all of its interest in Partnership Units and Assignee has agreed to accept such assignment pursuant to the terms of a Partnership Interest Purchase Agreement dated September 16, 2002 and this Assignment is delivered pursuant thereto.

                              P R O V I S I O N S :

         NOW, THEREFORE, for $10 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee agree as follows:

         1. Assignor hereby transfers, grants, contributes, conveys and assigns to Assignee all of its ownership rights, titles and interests in and to the Genesee Units (collectively, the "ASSIGNED INTERESTS").

         2. Assignor will, upon request from Assignee, execute and deliver any additional documents necessary to complete the sale, assignment and transfer of the Assigned Interests tendered hereby. Assignor authorizes the Assignee to transfer ownership of the Assigned Interests to Assignee on its books and records.

         3. This Assignment shall be binding upon, and shall inure to the benefit of the parties hereto and their successors, heirs and permitted assigns. This Assignment may not be transferred, sold or assigned by any party without the other party's written consent.

         4. This Assignment shall be governed by the laws of the State of New York, without regard for its conflict of laws rules.

         5. This Assignment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

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                                                                   Page 84 of 95

         EXECUTED to be effective as of the date first set forth above.

ASSIGNOR:                         GENESEE SYRACUSE PROPERTIES, INC.

                                  By:    /s/ Stephen B. Ashley
                                         ---------------------------------------
                                  Name:  Stephen B. Ashley
                                  Title: President

ASSIGNEE:                         WESTBROOK 1993 LIMITED PARTNERSHIP

                                          BY: SPALL NATAPOW VENTURES LTD.,
                                                   MANAGING GENERAL PARTNER

                                                   By:    /s/ Stephen D. Natapow
                                                          ----------------------
                                                   Name:  Stephen D. Natapow
                                                   Title: President